Pricing Supplement dated March 18, 1999                        Rule 424(b)(2)
(To Prospectus dated October 21, 1998,                     File No. 333-64665
Prospectus Supplement dated November 13, 1998 and
Prospectus Supplement dated March 3, 1999)



                          PENTEGRA DENTAL GROUP, INC.

                    Convertible Subordinated Notes, Series B
                  -------------------------------------------

                      MARY BETH SMITH WILSON, D.D.S., P.C.


Principal Amount: $67,000.00          Interest Rate: 6% per annum
Issue Price:                          Maturity Date: April 1, 2004
 [X] 100% of Principal Amount         Original Issue Date: March 17, 1999
 [ ]    % of Principal Amount         Principal Payment Date(s): one-half on April
                                      1, 2003 and one-half on April 1, 2004
Convertibility Commencement Date:     Initial Conversion Price: $6.75
       April 1, 2000
Convertibility Termination Date:
       April 1, 2004


Optional Redemption Prices if redeemed during the 12-month period beginning April 1 in the years indicated, expressed as a percentage of the principal amount:

      Year             Redemption Price
      ----             -----------------
      2000..........       100%
      2001..........       100%
      2002..........       100%
      2003..........       100%


                End of Supplement